UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2013

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 NW 77th Avenue, Miami, Florida		33166
(Address of principal executive offices)		(Zip Code)

(305) 441-6901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 7, 2013, Spanish Broadcasting System, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”). The stockholders considered and voted on three proposals submitted for stockholder vote, which are described in detail in the Company’s 2013 Proxy Statement. There were 4,166,991 shares of Class A common stock and 2,340,353 shares of Class B common stock entitled to vote at the meeting. Stockholders are entitled to one vote for each share of Class A common stock and ten votes for each share of Class B common stock. The following is a brief description of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1. Election of Directors

The six directors were elected at the Annual Meeting to hold office until such time as their respective successors have been duly elected and qualified based upon the following votes:

Nominee Directors	Votes For	Votes Against/ Withheld
Raúl Alarcón	24,268,584	608,493
Joseph A. Garcia	24,262,828	614,249
Manuel E. Machado	24,740,283	136,794
Jason L. Shrinsky	24,725,704	151,373
Jose A. Villamil	24,740,505	136,572
Mitchell A. Yelen	24,736,336	140,741

Proposal 2. Approve, on an advisory basis, executive compensation

An advisory vote was held regarding the compensation of our named executive officers as disclosed in the Company’s 2013 Proxy Statement, the results of which are set forth below:

For	Against	Abstain	Broker Non-Votes
24,835,176	38,781	3,120	0

Proposal 3. Recommend frequency of non-binding vote on executive compensation

An advisory vote was held regarding the frequency of future advisory votes on executive compensation, the results of which are set forth below:

One Year	Two Years	Three Years	Abstain
948,570	2,677	23,918,192	7,638

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC.

June 13, 2013	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Chief Administrative Officer
Sr. Executive Vice President and Secretary